Exhibit 32.1

CERTIFICATION PURSUANT TO 18
U.S.C. SECTION 1350

In connection with the Annual Report of Professional Diversity Network, Inc. (the “registrant”) on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, James Kirsch and Myrna Newman, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: April 1, 2013

/s/ James Kirsch
James Kirsch Chief Executive Officer

/s/ Myrna Newman
Myrna Newman Chief Financial Officer